Exhibit 23.1 - Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-07519) pertaining to the Manatron Inc. Employee Stock Ownership and Salary Deferral Plan, of our report dated April 12, 2007, relating to the financial statements and schedule of Manatron, Inc. Employee Stock Ownership and Salary Deferral Plan included in this Form 11-K for the year ended December 31, 2006.

/s/ BDO Seidman, LLP
Grand Rapids, Michigan
April 27, 2007